EXHIBIT 2.2

                                AGREEMENT BETWEEN
                   SCHONATH, KESTLY, BANDO & McGLOCKLIN, INC.
                           AND BANDO McGLOCKLIN SMALL
                          BUSINESS LENDING CORPORATION

         THIS AGREEMENT made as of this 13th day of July, 1998 between SCHONATH, KESTLY, BANDO & McGLOCKLIN, INC., a Wisconsin corporation ("SKBM") and BANDO McGLOCKLIN SMALL BUSINESS LENDING CORPORATION ("BMSBLC").

                              W I T N E S S E T H :

         WHEREAS, SKBM is a party to a certain Advisory Agreement (the "Advisory Agreement"), dated the 28th day of April, 1986, whereby SKBM was engaged to manage the investments of Bishops Wood I, a Real Estate Investment Corporation (now known as Bando McGlocklin Real Estate Investment Corporation ("BMREIC")) for certain management fees described therein; and

         WHEREAS, BMREIC is to be merged into BMSBLC pursuant to an Agreement and Plan of Merger, dated April 1, 1998 (such merger being herein called the "Merger"); and

         WHEREAS, the parties hereto wish to provide for the purchase of all SKBM's rights under the Advisory Agreement by BMSBLC upon the terms and conditions specified herein.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
consideration provided for herein, the parties hereto do hereby agree as follows:

         1. PURCHASE AND SALE.

         Subject to the conditions herein specified, SKBM hereby agrees to sell to BMSBLC, and BMSBLC hereby agrees to purchase from SKBM, all of SKBM's right, title and interest under the Advisory Agreement for a total purchase price of $555,379, payable in cash.

         2. CONDITIONS TO PURCHASE.

         The  obligation  of BMSBLC to consummate  the purchase  provided for in
Section 1 hereof is subject to the conditions that (i) the Merger be made effective; (ii) the Board of Directors of BMSBLC approve such purchase; and
(iii) that all approvals of such transaction from lenders to BMSBLC shall have been obtained.


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         3. CLOSING.

         Immediately  after the  satisfaction of the conditions  provided for in
Section 2, SKBM shall execute and deliver an assignment to BMSBLC of all its rights under the Advisory Agreement and BMSBLC shall deliver its check to SKBM for the purchase price.

         Dated as of the date first above written.

                                           SCHONATH, KESTLY BANDO &
                                              McGLOCKLIN, INC.



                                           By:  /s/
                                               President



                                           BANDO McGLOCKLIN SMALL
                                              BUSINESS LENDING CORPORATION



                                           By: /s/
                                               President